UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 28, 2011
Date of Report (Date of earliest event reported)

ROYAL MINES AND MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52391	20-4178322
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 112, 2580 Anthem Village Dr.
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 588-5973
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

On March 28, 2011, Royal Mines And Minerals Corp. (the “Company”) granted compensatory stock awards totaling 2,550,000 common shares to certain of its officers and consultants, 900,000 shares of which were awarded to Jason S. Mitchell, the Company’s Chief Financial Officer, Secretary and Treasurer, as more particularly described under Item 5.02 below, and 900,000 shares were awarded to Michael C. Boyko, a director of the Company in his capacity as a consultant to the Company. The stock awards were issued at a deemed price of $0.05 per share in exchange for services provided by the grantees and were issued pursuant to Section 4(2) of the Securities Act of 1933 (the “Securities Act”) as the grantees were sophisticated and had a relationship with the Company that provided them with access to information needed to make their investment decision. The stock awards were approved by the Company’s board of directors on March 28, 2011 on the basis that due to the Company’s limited financial resources, the officers and consultants were not being adequately compensated by the salary or consulting fees they receive.

A copy of the form of Consulting Agreement is attached as an exhibit and incorporated herein by reference to this Current Report on Form 8-K.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Compensatory Arrangement with Chief Financial Officer & Treasurer

On March 28, 2011, Jason S. Mitchell, the Company’s Chief Financial Officer, Secretary, Treasurer and member of the Company’s board of directors was granted 900,000 compensatory stock awards. The stock awards were issued in exchange for services provided by Mr. Mitchell and were issued pursuant to Section 4(2) of the Securities Act of 1933 (the “Securities Act”).

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description of Exhibit
10.1	Form of Compensation Stock Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL MINES AND MINERALS CORP.

Date: March 31, 2011
	By:	/s/ Jason S. Mitchell

JASON S. MITCHELL
Chief Financial Officer, Secretary and Treasurer